FLORIDA DOCUMENTARY STAMP TAXES IN THE AMOUNT OF $2,450.00 ARE BEING PAID IN CONNECTION WITH THIS NOTE, AS REQUIRED BY FLORIDA LAW.

REVOLVING PROMISSORY NOTE

Date of Note:May 12, 2020

Amount of Note:	THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,500,000.00)

Maturity Date:	May 12, 2022, unless otherwise extended and/or accelerated pursuant to and in accordance with the terms and conditions set forth in this Note or extended as provided herein.

FOR VALUE RECEIVED, M-TRON INDUSTRIES, INC., a Delaware corporation, and PIEZO TECHNOLOGY, INC., a Florida corporation (jointly and severally, individually and/or collectively, the “Borrower”) hereby covenants and promises to pay to the order of SYNOVUS BANK, its successors and/or assigns (the “Lender”), at 1148 Broadway, Columbus, GA 31901, or at such other place as Lender may designate to Borrower in writing from time to time, in legal tender of the United States, THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,500,000.00), together with all accrued interest, which shall be due and payable upon the following terms and conditions contained in this Revolving Promissory Note (this “Note”) and the Loan Agreement (as defined herein).

A.	Interest Rate:

(a) From the date hereof until and including the Maturity Date, Borrower may borrow, repay and reborrow, and Lender may advance and readvance under this Note from time to time, so long as the total principal balance outstanding at any one time does not exceed the principal amount stated on the face of this Note.  Lender’s obligation to make advances under this Note shall terminate upon the earlier to occur of: (i) an Event of Default under this Note or any other Loan Document, or (ii) the Maturity Date.

(b) Interest shall accrue on the unpaid principal balance of this Note from the date hereof at a rate per annum equal to the LIBOR 30-Day Rate (as defined below), plus 2.50% (the “LIBOR Margin”) with a floor of 0.50% (the “Interest Rate”).

(c) The LIBOR Rate shall be determined by Lender prior to the commencement of each Interest Period (as hereinafter defined).  The LIBOR Rate shall remain in effect, subject to the provisions hereof, from and including the first day of the Interest Period to and excluding the last day of the Interest Period for which it is determined.  The term “LIBOR Rate” means with respect to each day during each Interest Period, the rate for U.S. dollar deposits of one month maturity as reported on Reuters Screen LIBOR1 Page as of 11:00 a.m., London time, on the second London business day before the relevant Interest Period begins (or if not so reported, then as determined by Lender from another recognized source or interbank quotation). The first Interest Period shall begin on the date principal is first advanced under this Note and end on (but exclude) the first Payment Date (as hereinafter defined), and thereafter, each period commencing on (and including) the last day of the immediately preceding Interest Period and ending on (but excluding) the next Payment Date (before any adjustment for a day that is not a Business Day), provided, (i) any Interest Period that would otherwise end on (but exclude) a day which is not a Business Day (as hereinafter defined) shall not be extended to the next succeeding Business Day; (ii) any Interest Period that ends in a month for which there is no day which numerically corresponds to the Payment Date shall end on (but exclude) the last Business Day of such month, and (iii) any Interest Period that would otherwise extend past the Maturity Date (as hereinafter defined) shall end on (but exclude) the Maturity Date. No Interest Period shall extend beyond the scheduled maturity date of this Note.  The term “Business Day” shall mean any day other than a Saturday or a Sunday or any day on which commercial banks in New York, New York are authorized or required to close.  If at any time Lender determines, in Lender's reasonable discretion, that LIBOR is no longer readily available or regularly updated, then, at Lender's option, all references in this Note to LIBOR shall be replaced by a comparable equivalent or replacement benchmark rate or index as determined by Lender in Lender's reasonable discretion, and the Interest Rate will be replaced with a floating rate, changing monthly as of each monthly payment date, equal to such replacement benchmark rate or index plus a spread or margin in the amount that, when added to the replacement  benchmark rate or index in effect as of the date that LIBOR is replaced or ceases to be the benchmark rate or index (the “LIBOR Termination Date”), would result in the new floating rate being substantially equivalent, in the opinion of Lender, to the original Interest Rate in effect immediately prior to the LIBOR Termination Date. Computation of the Interest Rate based on such replacement rate or index shall continue until Lender determines that the circumstances giving rise to Lender’s substitution of the replacement rate for LIBOR no longer exists. Lender shall promptly notify Borrower of each such determination.

(d)Interest on this note shall be calculated on the basis of a 360 day year and charged for the actual number of days elapsed; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding during the period for which the interest is being calculated.  All interest payable under this Note is computed using this method.

B.Payment Terms:

Commencing on June _____ and continuing on the __________ (____) day of each month thereafter, Borrower shall make consecutive monthly payments of accrued interest only. Unless this Note is otherwise accelerated in accordance with the terms and conditions hereof, the entire outstanding principal balance of this Note plus all accrued interest shall be due and payable in full on May 12, 2022 (the “Maturity Date”).  Loan shall have a thirty (30) day clean-up provision, whereas for each twelve (12) month period of the Loan, the outstanding balance must remain at $0 for thirty (30) consecutive days.

C.Security:

This Note is secured, in part, by that certain Security Agreement dated as of even date herewith, from Borrower in favor of Lender (as the same may be amended or modified from time to time, the “Security Agreement”), granting Lender a lien and security interest in and to certain personal property, as more particularly described in the Security Agreement.

D.Loan Documents:

This Note, the Security Agreement, that certain Loan Agreement dated as of even date herewith by and between Borrower and Lender (as the same may be amended, restated, modified or replaced from time to time, the “Loan Agreement”), and all other documents and instruments executed in connection with this Note are hereinafter individually and/or collectively referred to as the “Loan Documents”.

E.Default Interest Rate:

All principal and installments of interest shall bear interest from the date that said payments are due and unpaid or from the date of occurrence of any other Event of Default (as hereinafter defined)

under this Note, the Security Agreement or any other Loan Document, at a rate equal to the highest rate authorized by applicable law (the “Default Rate”).

F.Prepayment/Prepayment Compensation:

The Borrower may prepay all or any portion of this Note at any time without fee, premium or penalty.

G.Late Charges:

Lender may collect a late charge not to exceed an amount equal to five percent (5%) of any installment which is not paid within ten (10) days of the due date thereof, to cover the extra expense involved in handling delinquent payments, provided that collection of said late charge shall not be deemed a waiver by Lender of any of its rights under this Note.  Notwithstanding the foregoing, there shall be no grace period or late charges for payments due on the outstanding principal balance due on the Maturity Date or upon acceleration, as set forth in Section H below, but such outstanding balance shall accrue interest at the Default Rate. The late charge is intended to compensate the Lender for administrative and processing costs incident to late payments. The late charge payments are not interest. The late charge payment shall not be subject to rebate or credit against any other amount due. Any late charge shall be in addition to any other interest due.

H.Default and Acceleration:

If any of the following “Events of Default” occur and written notice actually given or should have been given to Lender (whichever is earlier) or following written notice by Lender to Borrower to cure same but Borrower fails to do so after thirty (30) days, at the Lender's option, exercisable in its sole discretion, all sums of principal and interest under this Note shall be accelerated and become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, and the Lender shall be immediately entitled to exercise all of its available remedies under the Loan Documents:

a.Borrower fails to perform any obligation under this Note to pay principal or interest when due; or

b.Borrower fails to perform any other obligation, liability or indebtedness under the Loan Documents to pay money when due; or

c.A “Default” or an “Event of Default” (as defined in each respective document) beyond any applicable notice and cure period occurs under any of the Loan Documents; or

d.The dissolution of, termination of existence of, or loss of good standing status by Borrower, its subsidiaries or affiliates, if any, or any party to the Loan Documents; or

e.Borrower becomes the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships, is adjudged insolvent by a court of competent jurisdiction and if the aforesaid adjudications, order, judgments or decrees are not vacated or set aside or stayed within ninety (90) days from the date of entry thereof; or

f.Any warranty or representation made or deemed made in any Loan Document or furnished to Lender in connection with the loan evidenced by this Note proves materially false, or if of a continuing nature, becomes materially false; or

g.At Lender’s option, any default in payment or performance of any obligation of Borrower beyond any applicable notice and cure period under any other loans, contracts or agreements from Lender to Borrower, as the same may be amended, restated, modified or replaced from time to time; or

h.A material alteration in the kind or type of Borrower's business occurs without the prior written consent of Lender; or

i.Lender determines that it is insecure for any reason; or

j.Borrower admits in writing its inability to pay its debts generally as they become due;

k.A judgment or order has been entered against the Borrower for the payment of money in excess of $500,000 and such judgment or order has continued unsatisfied or unstated for a period of more than thirty (30) days.

In any such event, all sums of principal and interest under this Note shall automatically become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character. All persons now or at any time liable for payment of this Note hereby waive presentment, protest, notice of protest and dishonor. The Borrower expressly consents to any extension or renewal, in whole or in part, and all delays in time of payment or other performance which Lender may grant at any time and from time to time without limitation and without any notice or further consent of the undersigned.

The remedies of Lender as provided herein, or in the Security Agreement, the Loan Agreement or the other Loan Documents shall be cumulative and concurrent and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as the occasion therefor shall arise.

The Lender may, in the sole discretion of Lender, accept payments made by Borrower after any default has occurred, without waiving any of Lender's rights herein.

I.Costs:

In the event that this Note is collected by law or through attorneys at law, or under advice therefrom (whether such attorneys are employees of Lender or an affiliate of Lender or are outside counsel), Borrower and any endorser, guarantor or other person primarily or secondarily liable for payment hereof hereby, severally and jointly agree to pay all costs of collection, including attorneys' fees, including charges for paralegals, appraisers, experts and consultants working under the direction or supervision of Lender's attorneys; costs for evaluating preserving or disposing of any collateral granted as security for payment of this Note, including the costs of any audits, environmental inspections which Lender may deem necessary form time to time; any premiums for property insurance purchased on behalf of Borrower or on behalf of the owners of any collateral pursuant to any Security Agreement relating to any collateral, or any other charges permitted by applicable law whether or not suit is brought, and whether incurred in connection with collection, trial, appeal, bankruptcy or other creditors' proceedings or otherwise.

J.Loan Charges:

Nothing herein contained, nor any transaction related thereto, shall be construed or so operate as to require Borrower or any person liable for the repayment of same, to pay interest in an amount or at a rate greater than the maximum allowed by applicable law. Should any interest or other charges paid by Borrower, or any parties liable for the payment of the loan made pursuant to this Note, result in the computation or earning of interest in excess of the maximum legal rate of interest permitted under the law in effect while said interest is being earned, then any and all of such excess shall be and is waived by Lender, and all such excess shall be automatically credited against and in reduction of the principal balance, and any portion of the excess that exceeds the principal balance shall be paid by Lender to Borrower or any parties liable for the payment of the loan made pursuant to this Note so that under no circumstances shall the Borrower, or any parties liable for the payment of the loan hereunder, be required to pay interest in excess of the maximum rate allowed by applicable law.

K.Jurisdiction:

The laws of the State of Florida shall govern the interpretation and enforcement of this Note. In the event that legal action is instituted to collect any amounts due under, or to enforce any provision of, this instrument, Borrower and any endorser, guarantor or other person primarily or secondarily liable for payment hereof consent to, and by execution hereof submit themselves to, the jurisdiction of the courts of the State of Florida, and, notwithstanding the place of residence of any of them or the place of execution of this instrument, such litigation may be brought in or transferred to a court of competent jurisdiction in and for Orange County, Florida.

L.Assignment:

Lender shall have the unrestricted right at any time and from time to time and without Borrower’s consent, to assign all or any portion of its rights and obligations hereunder to one or more lenders or Purchasers (each, an “Assignee”) under this Note and the Loan Documents and all information now or hereafter in its possession relating to the Borrower (all rights of privacy hereby being waived, and to retain any compensation received by Lender in connection with any such transaction and Borrower agrees that it shall execute such documents, including without limitation, the delivery of an estoppels certificate and such other documents as Lender shall deem necessary to effect the foregoing. The Borrower hereby waive any notice of the transfer of this Note by the Lender or by any other subsequent holder of this Note and agree to be bound by the terms of the Note subsequent to any transfer and agree that the terms of the Note maybe fully enforced by any subsequent holder of this Note.

M.Non-Waiver:

The failure at any time of Lender to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Lender shall be cumulative and may be pursued singly, successively or together, at the option of Lender.

N.Right of Setoff:

In addition to all liens upon and rights of setoff against the Borrower’s money, securities or other property given to the Lender by law, the Lender shall have, with respect to the Borrower’s obligations to the Lender under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby grants the Lender a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to the Lender, all of the Borrower’s right, title and interest in and to, all of the Borrower’s deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Lender, whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts.  Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower.  Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Lender, although the Lender may enter such setoff on its books and records at a later time.

O.Miscellaneous:

1.TIME IS OF THE ESSENCE OF THIS NOTE.

2.

It is agreed that the granting to Borrower or any other party of an extension or extensions of time for the payment of any sum or sums due under this Note or under the Security Agreement or for the performance of any covenant or stipulation thereof or the taking of other or additional security shall not in any way release or affect the liability of Borrower under this Note or any of the Loan Documents.

3.	This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

4.	All parties to this Note, whether Borrower, principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, notice, protest, notice of protest and notice of dishonor.

5.

Notwithstanding anything herein to the contrary, the obligations of Borrower under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by Lender would be contrary to provisions of law applicable to Lender limiting the maximum rate of interest which may be charged or collected by Lender. In the event that any charge, interest or late charge is above the maximum rate provided by law, then any excess amount over the lawful rate shall be applied by Lender to reduce the principal sum of the Loan or any other amounts due Lender hereunder.

6.

Borrower acknowledges that Lender shall have no obligation whatsoever to renew, modify or extend this Note or to refinance the indebtedness under this Note upon the maturity thereof, except as specifically provided herein.

7.

Lender shall have the right to accept and apply to the outstanding balance of this Note and all payments or partial payments received from Borrower after the due date therefor, whether this Note has been accelerated or not, without waiver of any of Lender's rights to continue to enforce the terms of this Note and to seek any and all remedies provided for herein or in any instrument securing the same, including, but not limited to, the right to foreclose on such security.

8.	All amounts received by Lender shall be applied to expenses, late fees and interest before principal or in any other order as determined by Lender, in its sole discretion, as permitted by law.

9.	Borrower shall not assign Borrower’s rights or obligations under this Note without Lender’s prior consent.

10.

The term “Borrower” as used herein, in every instance shall include the makers of this Note, and its heirs, executors, administrators, successors, legal representatives and assigns, and shall denote the singular and/or plural, the masculine and/or feminine, and natural and/or artificial persons whenever and wherever the context so requires or admits.

11.	If more than one party executes this Note, all such parties shall be jointly and severally liable for the payment of this Note.

12.

If any clause or provision herein contained operates or would prospectively operate to invalidate this Note in part, then the invalid part of said clause or provision only shall be held for naught, as though not contained herein, and the remainder of this Note shall remain operative and in full force and effect.

13.

Borrower agrees to pay to Lender on demand all reasonable costs and expenses incurred by Lender in seeking to enforce Lender’s rights and remedies under this Agreement, including court costs, costs of alternative dispute resolution and reasonable attorneys’ fees and costs, whether or not suit is filed or other proceedings are initiated hereon.

P.Waiver of Jury Trial:

BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO EXTEND TO BORROWER THE LOAN EVIDENCED BY THIS NOTE.

[CONTINUES ON FOLLOWING PAGE]

Borrower has duly executed this Note effective as of the date set forth hereinabove.

BORROWER:

M-TRON INDUSTRIES, INC., a Delaware corporation

By:______/s/ William Drafts______________________

Name: William Drafts

Title: President and CEO

By:______/s/ Linda Biles_________________________

Name:  Linda Biles

Title:  Vice President

PIEZO TECHNOLOGY, INC., a Florida corporation

By:_______ /s/ William Drafts____________________

Name:  William Drafts

Title:  President

By:________/s/ Linda Biles_______________________

Name:  Linda Biles

Title:  Vice President